Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement of TELUS Corporation on Form S-8 of our report dated February 2, 2004 (except as to Note 16(c), which is as of February 12, 2004) relating to the consolidated financial statements of TELUS Corporation as of and for the year ended December 31, 2003 appearing in the Annual Report on Form 40-F of TELUS Corporation for the year ended December 31, 2003.


                                            /s/ Deloitte & Touche, LLP

                                            Vancouver, British Columbia, Canada
                                            May 20, 2004